JOINDER AGREEMENT
THIS JOINDER IN U.S. GUARANTY, U.S. SECURITY AGREEMENT and U.S. PLEDGE AGREEMENT (this “Joinder”) is executed as of April 19, 2019 by CIENA COMMUNICATIONS INTERNATIONAL, LLC, a Delaware limited liability company (the “Joining Party”), and delivered to Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H:
WHEREAS, Ciena Corporation (the “Company”), Ciena Communications, Inc. (“CCI”), Ciena Government Solutions, Inc. (together with the Company, CCI and each other Wholly-Owned Domestic Subsidiary of the Company that becomes a U.S. Borrower pursuant to the terms of the Credit Agreement, collectively, the “U.S. Borrowers”), Ciena Canada, Inc. (together with each other Wholly-Owned Canadian Subsidiary of the Company that becomes a Canadian Borrower pursuant to the terms of the Credit Agreement, collectively, the “Canadian Borrowers”; and the Canadian Borrowers, together with the U.S. Borrowers, collectively, the “Borrowers”), the various lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the other agents and arrangers party thereto, have entered into an ABL Credit Agreement, dated as of August13, 2012 (as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrowers as contemplated therein;
WHEREAS, the Joining Party is a Wholly-Owned Domestic Subsidiary of the Company and desires, or is required pursuant to the provisions of the Credit Agreement, to become a Guarantor under the U.S. Guaranty, an Assignor under the U.S. Security Agreement, and a Pledgor under the U.S. Pledge Agreement; and
WHEREAS, the Joining Party will obtain benefits from (x) the incurrence of Loans by the Borrowers, and the issuance of, and participation in, Letters of Credit for the account of the Borrowers, in each case pursuant to the Credit Agreement and (y) the entering into Secured Hedging Agreements and Treasury Services Agreements (each as defined in the U.S. Security Agreement), and, accordingly, desires to execute this Joinder in order to (i) satisfy the requirements described in the preceding paragraph, (ii) induce the Lenders to make Loans to the Borrowers and/or participate in Letters of Credit for the account of the Borrowers, (iii) induce the Issuing Lenders to issue Letters of Credit for the account of the Borrowers and (iv) induce the Secured Creditors to enter into Secured Hedging Agreements and Treasury Services Agreements;
NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:
1.    By this Joinder, the Joining Party becomes (i) a U.S. Guarantor for all purposes under the U.S. Guaranty, pursuant to Section 23 thereof, (ii) an Assignor for all purposes under the U.S. Security Agreement, pursuant to Section 8.12 thereof and (iii) a Pledgor for all purposes under the U.S. Pledge Agreement, pursuant to Section 32 thereof.

2.    The Joining Party agrees that, upon its execution hereof, it will become a U.S. Guarantor under the U.S. Guaranty with respect to all Guaranteed Obligations (as defined in the U.S. Guaranty), and will be bound by all terms, conditions, obligations, liabilities and duties applicable to a U.S. Guarantor under the U.S. Guaranty and the other Credit Documents. Without limitation of the foregoing, and in furtherance thereof, the Joining Party absolutely, unconditionally and irrevocably, and jointly and severally, guarantees the due and punctual payment and performance when due of all Guaranteed Obligations (on the same basis as the other U.S. Guarantors under the U.S. Guaranty).
3.    The Joining Party agrees that, upon its execution hereof, it will become a Pledgor under, and as defined in, the U.S. Pledge Agreement, and will be bound by all terms, conditions, obligations, liabilities and duties applicable to a Pledgor under the U.S. Pledge Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment when due of the Obligations (as defined in the U.S. Pledge Agreement), the Joining Party hereby pledges and assigns to the Collateral Agent for the benefit of the Secured Creditors and grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all its right, title and interest in, to and under the Pledge Agreement Collateral, if any, now owned or hereafter acquired by it, in each case to the extent provided in the U.S. Pledge Agreement.
4.    The Joining Party agrees that, upon its execution hereof, it will become an Assignor under, and as defined in, the U.S. Security Agreement, and will be bound by all terms, conditions, obligations, liabilities and duties applicable to an Assignor under the U.S. Security Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment when due of the Obligations (as defined in the U.S. Security Agreement), the Joining Party hereby pledges and assigns to the Collateral Agent for the benefit of the Secured Creditors and grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all its right, title and interest in, to and under the Security Agreement Collateral, if any, now owned or hereafter acquired by it, in each case to the extent provided in the U.S. Security Agreement.
5.    In connection with the grant by the Joining Party, pursuant to paragraph 3 above, of a security interest in all of its right, title and interest in the Pledge Agreement Collateral in favor of the Collateral Agent, the Joining Party agrees to perform (to the extent required) for the benefit of the Secured Creditors, together with the delivery of this Joinder, each of the actions specified in Section 3.2 of the U.S. Pledge Agreement.
6.    The Joining Party hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by, and as (i) each U.S. Guarantor pursuant to Section 9 of the U.S. Guaranty, (ii) each Assignor pursuant to Articles II, III and IV of the U.S. Security Agreement and (iii) each Pledgor pursuant to Section 18 of the U.S. Pledge Agreement, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of a U.S. Guarantor, an Assignor and a U.S. Pledgor pursuant to the U.S. Guaranty, U.S. Security Agreement and Pledge Agreement, respectively, and all other Credit Documents to which it is or becomes a party.
7.    Annexes A, B, C, D, E, F and G to the U.S. Pledge Agreement are hereby amended by supplementing such Annexes with the information for the Joining Party contained on Annexes A, B, C, D, E, F and G attached hereto as Annex I. In addition, Annexes A, B, C, D, E, F and G to the U.S. Security Agreement are hereby amended by supplementing such Annexes with the information for the Joining Party contained on Annexes A, B, C, D, E, F and G attached hereto as Annex II.
8.    This Joinder shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided, however, that the Joining Party may not assign any of its rights, obligations or interest hereunder or under any other Credit Document except as permitted by the Credit Documents. THIS JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES). This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder which shall remain binding on all parties hereto.
9.    From and after the execution and delivery hereof by the parties hereto, this Joinder shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.
10.    Each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct in all material respects, both before and after giving effect to this Joinder on the date hereof, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date hereof or as of such earlier date, as applicable).
11.    No Default or Event of Default has occurred or is continuing as of the date hereof, or will result from the transactions contemplated by this Joinder on the date hereof.
12.    The effective date of this Joinder is April 19, 2019.

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IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the date first above written.

CIENA COMMUNICATIONS INTERNATIONAL, LLC
By:	/s/ James E. Moylan, Jr.
	Name:	James E. Moylan, Jr.
	Title:	Senior Vice President of Finance and Chief Financial Officer

Accepted and Acknowledged by: DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent and as Collateral Agent
By: /s/ Marguerite Sutton Name: Marguerite Sutton Title: Vice President
By: /s/ Stephen R. Lapidus Name: Stepehen R. Lapidus Title: Director